UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations And Financial Condition.
On July 21, 2011, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the second quarter 2011 and updating its outlook for full year 2011. A copy of the press release is furnished as Exhibit 99.1 hereto.
Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on July 21, 2011. By press releases dated July 5, 2011 and July 20, 2011, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Goodrich Corporation Press Release dated July 21, 2011 titled “Goodrich Announces 17 Percent Increase in Second Quarter 2011 Sales, Including 16 Percent Increase in Commercial Aftermarket Sales; Increases Outlook for Full Year Net Income per Diluted Share to $5.85 – $6.00.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: July 21, 2011	By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Exhibit Index
Exhibit 99.1 Goodrich Corporation Press Release dated July 21, 2011 titled “Goodrich Announces 17 Percent Increase in Second Quarter 2011 Sales, Including 16 Percent Increase in Commercial Aftermarket Sales; Increases Outlook for Full Year Net Income per Diluted Share to $5.85 – $6.00.”